Exhibit 99.1
Terayon Receives Letter From NASDAQ Regarding Delayed Filing of Form 10-K
     Santa Clara, California — March 28, 2006 — Terayon Communication Systems, Inc. (NASDAQ: TERNE) today announced that it received a letter from the staff of The NASDAQ Stock Market on March 22, 2006, notifying Terayon that NASDAQ has not received Terayon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as required by NASDAQ Marketplace Rule 4310(c)(14), and that this filing delinquency has been referred to the NASDAQ Listing Qualifications Panel (the “Panel”) as an additional basis for de-listing Terayon’s common stock from The NASDAQ National Market.
     Previously, the Panel had agreed to continue the listing of Terayon’s common stock on The NASDAQ National Market, provided that Terayon satisfied certain conditions, including the filing of its Form 10-Q for the quarterly period ended September 30, 2005, and all required restatements, on or before March 31, 2006. As previously disclosed, Terayon will restate its financial statements for the fiscal year ended December 31, 2004, the four quarters of fiscal 2004 and the first two quarters of fiscal 2005. Terayon has concluded that the restatement will not be completed by the March 31, 2006 deadline, and has communicated this information to the Panel. Terayon expects that the Panel will issue its decision within the next several days and that Terayon’s common stock will be de-listed from The NASDAQ National Market. Upon de-listing, Terayon expects that quotations for its common stock will appear in the Pink Sheets, a centralized quotation service that collects and publishes market maker quotes for over-the-counter securities in real time. Terayon is continuing to work diligently to complete the restatement of the periods mentioned above and to file its outstanding Form 10-K and Form 10-Q reports as soon as possible.
About Terayon
     Terayon Communication Systems, Inc. (NASDAQ: TERNE) provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 6,000 of Terayon’s digital video systems to localize

Terayon Receives Letter from NASDAQ Regarding Delayed Filing of Form 10-K services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California, has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:
Rebecca West	Kirsten Chapman / Moriah Shilton
AtomicPR	Lippert/Heilshorn & Associates
(415) 402-0230	(415) 433-3777
rebecca@atomicpr.com	moriah@lhai-sf.com
MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Except for historical information contained in this press release, the matters discussed in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to Terayon’s financial condition, cash balances and liquidity, Terayon’s ability to complete the restatement and regain compliance with SEC reporting and NASDAQ listing requirements, any potential re-listing of the Company’s securities on The NASDAQ National Market, and the trading of Terayon’s common stock on the Pink Sheets. There can be no assurance as to when Terayon’s subsequent processes, such as the restatement of its annual and quarterly financial results, the audit and review, as applicable, of its annual and quarterly financial statements, the filing of its Forms 10-K and 10-Q and compliance with SEC reporting and NASDAQ listing requirements, will be completed, that the circumstance of the restatement will not result in a finding of a material weakness in the Company’s internal control over financial reporting, that other accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness will not be identified during the preparation and audit of the consolidated financial statements, that adjustments for other periods will not be required, the need for and effective implementation of any related corrective actions, and the ability of our independent auditors to complete the restatements. In addition, our financial results, liquidity and stock price may suffer as a result of the previously announced restatement, the de-listing of our common stock by NASDAQ, any subsequent action by NASDAQ and the trading of Terayon’s common stock on the Pink Sheets, the extent to which market makers for our stock exist and quote our stock on the Pink Sheets, the cost of completing the restatement and, if necessary, the re-audit of the Company’s financial statements, the Company’s ability to control operating expenses and maintain adequate cash balances for operating the business going forward, disagreement by any of the parties to the proposed settlement of the pending class action litigation, the ongoing SEC investigation, any adverse response of the Company’s vendors, customers, stockholders, media and others relating to the delay or restatement of the Company’s financial statements or the de-listing of our common stock from NASDAQ, adverse changes in economic, business,

Terayon Receives Letter from NASDAQ Regarding Delayed Filing of Form 10-K competitive, technological and regulatory factors and trends, the review and application of the Company’s accounting processes, policies and procedures, and additional uncertainties related to accounting. Actual outcomes and results may differ materially from what is expressed, forecasted, or implied in any forward-looking statement. Additional information concerning these and other risk factors affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the Securities and Exchange Commission, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.